UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRSTCASH, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2237318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
690 East Lamar Blvd., Suite 400	76011
Arlington, Texas	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.01 per share	Name of each exchange on which each class is to be registered New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities registered pursuant to Section 12(g) of the Act:
None
(Title of class)

EXPLANATORY NOTE

FirstCash, Inc. (the “Company”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, $0.01 par value per share (“Common Stock”) from the NASDAQ Global Select Market to the New York Stock Exchange (the “NYSE”).

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Common Stock set forth under the caption “Description of FirstCash Capital Stock” contained in the joint proxy statement/prospectus included in the Company’s Registration Statement on Form S-4 (Registration No. 333-212020), filed under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission on June 15, 2016 and amended on July 27, 2016, and which became effective on July 29, 2016, is incorporated herein by reference.

ITEM 2. EXHIBITS

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 1, 2016	FIRSTCASH, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)